UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 29, 2012

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant's telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2013 Management Incentive Plan Criteria

On October 29, 2012 the Compensation and Executive Development Committee (the “Committee”) of the Board of Directors of Jamba, Inc. (the “Company”) established criteria for cash incentive awards that may be paid under the Company’s Management Incentive Plan for the first performance period in fiscal year 2013 which covers the period of January 2, 2013 through July 2, 2013 (the “2013 First Half Criteria”). Under the 2013 First Half Criteria, cash incentive awards will be earned by participants upon the achievement of specified Company financial objectives, department strategic objectives and individual personal objectives. Depending on a participant’s position, the financial metrics account for 60% to 75% of the 2013 First Half Criteria. The strategic and personal metrics account for 25% to 30% and 0% to 10%, respectively, of the 2013 First Half Criteria and are dependent and vary based upon an employee’s job title, department and individual duties.

If each of the target metrics is achieved in the first performance period for fiscal year 2013, participants will be eligible for a target award, based on the participant’s position, as follows:

Position	Target Award as a % of Base Salary During Performance Period
CEO and President	100%
EVP, Chief Financial Officer and Chief Administrative Officer	65%
EVP and Chief Operating Officer	65%
Sr. VP/ Group VP	50%

Directors and Managers are also participants in the Management Incentive Plan with 2013 First Half Criteria target award percentages similarly based on base salary during the performance period.

Under the 2013 First Half Criteria, if the Company’s adjusted EBITDA for the performance period does not reach 85% of the target amount determined by the Committee, no amounts shall be payable with respect to the financial metrics. If the Company’s adjusted EBITDA for the performance period exceeds 85% of the target amount determined by the Committee, and if (i) the Company’s company store comparable sales for the performance period is positive and (ii) general and administrative expenses (excluding bonus and one-time expenses) are under the target maximum amount (unless the requirements in clauses (i) or (ii) are otherwise waived by the Committee), a participant is eligible for a portion of a bonus payout between 85% and 140% of participant’s targeted amounts with respect to the financial metrics.

Fiscal Year 2013 Salary Increases

On October 29, 2012, after consideration of peer group compensation data for the industry and the relative contributions of the executive officers, the Committee increased the annual salaries of certain of the Company’s executive officers, including the Company’s Named Executive Officers listed below, effective as of January 1, 2013.

Name	Position	Increase	Adjusted Salary
James White	CEO & President	$25,000	$600,000
Karen Luey	EVP, Chief Financial Officer and Chief Administrative Officer	$24,000	$352,000
Bruce Schroder	EVP and Chief Operating Officer	$24,000	$324,000
Julie Washington	SVP & Chief Brand Officer	$15,000	$300,000
Susan Shields	SVP & Chief Innovation Officer	$15,000	$290,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: November 6, 2012	By:	/s/ Karen L. Luey
Karen L. Luey Chief Financial Officer, Chief Administrative Officer, Executive Vice President and Secretary